PERFICIENT®

vision. execution. value.

Q2 2018 FINANCIAL RESULTS

August 2, 2018

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2018, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; potential changes to federal, state, local and foreign laws, regulations, and policies; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; maintaining effective internal controls; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q3 2018		Full Year 2018	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.18	$ 0.21	$ 0.65	$ 0.75
Non-GAAP Adjustment (a):				
Non-GAAP Reconciling Items	0.26	0.26	1.03	1.03
Tax Effect of Above Reconciling Items	(0.06)	(0.06)	(0.23)	(0.23)
Adjusted EPS	$ 0.38	$ 0.41	$ 1.45	$ 1.55

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects both its Q3 2018 and full year 2018 GAAP effective income tax rate to be between 26% and 27%. The Company's estimates of fully diluted shares for 2018, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1 Actual	Q2 Actual	Q3	Q4	Full Year
Fully Diluted Shares for 2018 (in millions)	33.8	33.9	33.9	33.9	33.9

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished August 2, 2018.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED JUNE 30,					SIX MONTHS ENDED JUNE 30,				
		2018		2017	% Change		2018		2017	% Change
Revenues	$	121,798	$	117,026	4%	$	242,739	$	228,046	6%
Services Revenues*	$	120,912	$	107,756	12%	$	241,107	$	211,777	14%
Cost of Services**	$	79,595	$	69,908	14%	$	158,821	$	138,888	14%
Services Revenues Net of Cost	$	41,317	$	37,848	9%	$	82,286	$	72,889	13%
% of Services Revenues		34.2%		35.1%			34.1%		34.4%	
EBITDA Excluding Stock Compensation	$	18,412	$	16,908	9%	$	35,287	$	30,982	14%
% of Services Revenues		15.2%		15.7%			14.6%		14.6%	
Income from Operations	$	8,491	$	8,225	3%	$	15,281	$	13,084	17%
% of Services Revenues		7.0%		7.6%			6.3%		6.2%	
Net Income	$	5,849	$	2,409	143%	$	10,778	$	5,119	111%
% of Services Revenues		4.8%		2.2%			4.5%		2.4%	
Adjusted Net Income	$	12,782	$	9,789	31%	$	24,475	$	17,866	37%
% of Services Revenues		10.6%		9.1%			10.2%		8.4%	
GAAP EPS	$	0.17	$	0.07	143%	$	0.32	$	0.15	113%
Amortization		0.12		0.10			0.24		0.21	
Stock Compensation		0.12		0.11			0.23		0.21	
Acquisition Costs/Earnout Adjustments		0.02		0.01			0.06		0.03	
Write-off of Unamortized Credit Facility Fees		-		0.01			-		0.01	
Tax Effect of Above Reconciling Items		(0.05)		(0.09)			(0.13)		(0.16)	
Tax Effect of China Repatriation		-		0.08			-		0.07	
Adjusted EPS	$	0.38	$	0.29	31%	$	0.72	$	0.52	38%

* Services Revenues includes reimbursable expenses.

**Cost of Services excludes depreciation and amortization and stock compensation.

OPERATING METRICS

(in thousands)	Q2 2018	Q1 2018	% Change	Q2 2018	Q2 2017	% Change
Services Revenue (including reimbursable expenses)	$ 120,912	$ 120,196	1%	$ 120,912	$ 107,756	12%
Software and Hardware Revenue*	$ 886	$ 746	19%	$ 886	$ 9,270	-90%

Time & Materials ABR	Q2 2018	Q1 2018
North American Employees	$ 146	$ 147

Utilization	Q2 2018	Q1 2018
North American Employees (Organic)	77%	78%

Headcount	Q2 2018		Q1 2018	
	Average	Ending	Average	Ending
North American Billable Employees	1,787	1,766	1,722	1,736
Subcontractors	241	235	227	224
Offshore Billable Employees	677	670	687	693
Total Billable Headcount	2,705	2,671	2,636	2,653
SG&A Headcount	445	443	443	442
Total Headcount	3,150	3,114	3,079	3,095

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q2 2018*	Q1 2018*	Q2 2017
Management Consulting	16%	14%	10%
Custom Applications	15%	15%	10%
Analytics	12%	10%	19%
Commerce	10%	11%	12%
Content Management	8%	10%	10%
Business Integration	8%	7%	7%
Portals/Collaboration	6%	6%	4%
Customer Relationship Management	5%	5%	6%
Business Process Management	3%	4%	4%
Platform	3%	3%	6%

*Q2 and Q1 2018 impacted by modified allocation and classification methodology for improved accuracy.

INDUSTRY DATA

Revenue by Industry (Top 10)	Q2 2018	Q1 2018	Q2 2017
Healthcare/Pharma/Life Sciences	27%	26%	27%
Financial Services/Banking/Insurance	14%	14%	15%
Retail and Consumer Goods	11%	10%	10%
Manufacturing	10%	10%	9%
Automotive and Transport Products	9%	10%	10%
Electronics and Computer Hardware	8%	8%	9%
Telecommunications	6%	6%	7%
Business Services	5%	4%	2%
Energy and Utilities	4%	3%	2%
Leisure, Media and Entertainment	3%	3%	3%

PLATFORM DATA

Revenue by Platform	Q2 2018	Q1 2018	Q2 2017
IBM	25%	25%	32%
Microsoft	15%	18%	12%
Oracle	8%	10%	12%
Adobe	8%	9%	4%
Salesforce	2%	3%	7%
Other Technologies	37%	29%	26%
Management Consulting*	5%	6%	7%

*Platform independent